UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 14, 2006

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2006, Toreador Resources Corporation (“Toreador”) received a written Staff Determination Letter (the “Letter”) from the Nasdaq Stock Market stating that Toreador violated Nasdaq Marketplace Rule 4310(c)(14) because it had not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2006 in a timely manner. Nasdaq Marketplace Rule 4310(c)(14) requires Toreador to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

Marketplace Rule 4804(b) requires Toreador, as promptly as possible, but no later than four business days from the receipt of the Letter, to make a public announcement through the news media, which discloses receipt of the Letter and the Nasdaq Marketplace Rules upon which it is based. Pursuant to this Rule 4804(b), Toreador issued a press release on November 17, 2006 disclosing its receipt of the Letter and announcing that it has requested a hearing before the Nasdaq Listing Qualifications Panel in response to the Letter. Pending the results of the hearing, Toreador’s shares will continue to trade on the Nasdaq Stock Market.

Toreador expects to file its Form 10-Q for the period ended September 30, 2006 on or about December 1, 2006. In addition, the company will file at the same time, consolidated restated financial statements for the years 2003, 2004 and 2005, as well as the first and second quarters of 2006. If the Form 10-Q is filed as expected, Toreador will again be compliant with the Nasdaq listing requirements and there will be no need for the hearing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 17, 2006

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	November 20, 2006
		By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 17, 2006.